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EXHIBIT 99.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Q.E.P. Co., Inc. (the "Company") on Form 10-Q for the period ending August 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Lewis Gould, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.
(s) 1350, as adopted pursuant to (s) 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition, and result of operations of the Company.



/s/ Lewis Gould
-----------------------

Lewis Gould
Chief Executive Officer

October 14, 2002